U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 20, 2000

                INTERNET BUSINESS'S INTERNATIONAL, INC.
       (Exact name of registrant as specified in its charter)

                             Nevada
     (State or jurisdiction of  incorporationor organization)

                             33-43621
                   (Commission File Number)

                            33-03007734
            (I.R.S. Employer Identification Number)

4634 South Maryland Parkway, Suite 101, Las Vegas, Nevada     89119
   (Address of principal executive offices)                (Zip Code)

           Registrant's telephone number:  (702) 433-9416

   (Former name or former address, if changed since last report)


ITEM 2.  ACQUISTION OR DISPOSTION OF ASSETS.

On October 20, 2000, the Registrant entered into a Stock Purchase Agreement ("Agreement") with Auction-Sales.Com, Inc. ("Company") and its majority shareholder, Zahid Rafiq (collectively, "Seller"), for the purchase by the Registrant of 96.62% of the outstanding and treasury shares of common stock ("Shares") of Auction-Sales.Com, Inc., a Delaware corporation. In exchange for the Shares, the Registrant will pay, under the terms of this agreement, the following:

(a) 11,000,000 shares of Registrant's restricted common stock to Seller for all of Seller's Shares, as follows:

(i) 5,500,000 restricted shares will be issued to current shareholders, identified on the list attached to the Agreement.

(ii) 2,500,000 restricted shares will be paid to certain creditors of the Company identified in an attachment to the Agreement. Seller represents that all of these creditors are unsecured. Seller shall procure signed consents from each creditor confirming the agreement to accept restricted shares in proportion to their claims within 60 days of closing of the transaction. Failure to procure signed consents will justify rescission of this Agreement at the option of the Registrant, such that each party shall restore to the other the consideration which each placed into the Agreement.

(iii) 3,000,000 restricted shares of the purchase price will be paid to outside consultants for work performed for facilitating the transaction

(b) Earn out for the "Seller": The Seller shall be paid up to an additional $3,000,000 (Three Million Dollars) based upon earnings over the next 3 years through additional restricted stock. The earn out will be based on a 10% growth per year over the previous years revenue. The $3,000,000 will be distributed equally over the subsequent 3 year i.e. $1,000,000 per year, and can be cumulative. This earn out is further defined as follows:

(i) The initial base Year ends on 9-30-00. The subsequent year base will be the previous revenue

(ii) The stock will be issued per quarter upon reaching the Goal per quarter for that portion of the annualized growth of 10% over the previous year.

(c) Buyer may invest up to $2,000,000 to THE COMPANY, at a Rate not to exceed $500,000 per quarter, based on performance on THE COMPANY as a function of gross revenues and based on a budget, which is pre-approved by Buyer.

Auction-Sales.Com is a leading edge e-commerce dynamic pricing application service provider. Auction-Sales.Com has developed a proprietary state of the art hybrid auction platform that address the combined needs of the B2C, B2B and C2C markets. This is accomplished by providing a single integrated marketplace and portal technology that empowers all parties, including manufacturers, distributors, resellers and consumers. The Auction-Sales.Com platform provides supply chain integration and economies of scale in connection with dynamic pricing application targeting businesses and /or consumers.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements.

Since the value of the consideration given in connection with this acquisition constitutes approximately 41% of the total assets of the Registrant as of June 30, 2000, then pursuant to Rule 3.05(b)(1)(iii) of Regulation S-X, financial statements will be furnished for at least the two most recent fiscal years and any interim periods. It is impracticable to provide the required financial statements for this acquired business at the time this Form 8-K is filed; these will be filed as an amendment to this filing not later than 60 days after the filing of this report.
In such circumstances, the registrant may, at its option, include unaudited financial statements in the initial report on Form 8-K. Pro forma financial information shall also be furnished in connection with this acquisition.

Exhibits.

Exhibits included are set forth in the Exhibit Index.

                             SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              Internet Business's International, Inc.



Dated: November 1, 2000       By: /s/ Albert R. Reda
                              Albert R. Reda
                              Chief Executive Officer

                           EXHIBIT INDEX

Number                Exhibit Description

2  Stock Purchase Agreement between the Registrant, Auction-
   Sales.Com, Inc., and Zahid Rafiq, dated October 20, 2000 (see below).